EXHIBIT 4.10

                                                         Standard Chartered


Date:          11th May 2001            Standard Chartered Bank
Our ref: C&I/LC/TEAM3/BKH               Corporate & Institutions, Wholesale Bank
                                        Credit Operations
                                        11th Floor Standard Chartered Tower
                                        388 Kwun Tong Road
                                        Kwun Tong
                                        Hong Kong

                                        Telephone
                                        Fax

CONFIDENTIAL
------------

Bonso Electronics Ltd.
Units 1106-1110
11/F., Star House
3 Salisbury Road
Tsimshatsui
Kowloon



Attn.: Mr. Anthony So/Ms. Cathy Pang
------------------------------------

Dear Sirs,

                   BANKING FACILITIES: BONSO ELECTRONICS LTD.

We refer to our letter dated 5th March 2001 setting out the facilities made available to your company (the "Company"), as varied by our letters dated 11th May 2001 and 17th May 2002.

Following our recent discussions, we confirm that the terms of the facilities have been varied as follows:

The following facility is added:


STANDBY LETTER OF CREDIT - HKD20,000,000.- (NEW)

For the issuance to Deutsche Bank in support of credit facilities granted to Korona Haushaltswaren GmbH & Co. by Deutsche Bank. The tenor is one year up to 10th May 2002. Commision will be charged at 1.5% per annum.

CURRENT ACCOUNT OVERDRAFT - HDK3,000,000 - (previously HKD3,000,000.-)

The amount of this facility is reduced from HKD6,000,000.- to HKD3,000,000.-

INTEREST, COMMISSIONS AND FEES

Under this paragraph, interest on Trade Finabce Facilities is revised to read as follows: -

Export bills will be discounted and import bills will be financed at our standard bills finance rate minus 0.5% for Hong Kong Dollar and United States Dollar bills and at our standard bills finance rates plus 0.5% per annum (previously at our standard bills finance rates plus 0.25% per annum) for other foreign currency bills. All past due bills shall bear interest at 4% per annurn above the rates charged on your regular bills outstandings.

Other terms and conditions remain unchanged.


Incorporated in England with limited liability by Royal Charter 1853

The principal office of the Company is situated in England at 1 Aldermanbury Square London EC2V 79B Reference Number ZC 18

                                                              STANDARD CHARTERED

Bonso Electronics Ltd.                                                    Page 2



DOCUMENTATION

The following documentation is no longer required:


o All monies charge over deposits held by the Company with the Bank in an amount of not less than HKD5,000,000.
     (10% extra margin required for major foreign currency deposits. The Bank reserves the right to require a higher margin.) .



o A signed original copy of quarterly financial statements of Korana Haushaltswaren GmbH & Co. within 2 months from each quarter end.


The variations set out above will take effect when we have received:

o The enclosed copy of this letter duly signed together with a certified copy of appropriate authortsing board resolutions.

o    The required documentation mentioned in the Documentation Section.


Please sign the enclosed copy of this letter and return It to the Banks Credit Operations at 11th Floor, Standard Chartered Tower, 388 Kwun Tong Road, Kwun Tong, Hong Kong for the attention of the undersigned within one month after the date of this letter. This letter will amend the terms of the existing facility letter which the Bank has Issued to the Company, as set out above. In all other respects, the terms of the existing facility letter will remain in full force and effect. This letter will be governed by Hong Kong SAR law.

We enclose a set of documents which should also be completed and returned to the Bank at the above mentioned address. If you have any queries regarding the completion ot the required documents, please contact the undersigned, whose telephone number is 2282-6376. With regard to queries on banking arrangements, you can contact your Senior Relationship Manager Mr. PhIlip Chow, whose telephone number is 2282-6324.

                                                              STANDARD CHARTERED

Bonso Electronics Ltd.                                                    Page 3


We are pleased to be of service to you and take this opportunity to thank you again for your custom.



Yours faithfully,
For and on behalf of STANDARD CHARTERED BANK



/s/  Anita Poon
-----------------------------
     Anita Poon
     Senior Credit Documentation Manager

AP/bn
Encl.


Agreed.
For and on behalf of BONSO ELECTRONICS LTD.



/s/ Anthony So
-----------------------------